Exhibit 99.1

FOR IMMEDIATE RELEASE

Friedman Industries, Incorporated Announces First Quarter Results

LONGVIEW, Texas, August 7, 2025 (Globe Newswire) -- Friedman Industries, Incorporated (NASDAQ/GS: FRD) announced today its results of operations for the quarter ended June 30, 2025.

June 30, 2025 Quarter Highlights:

●	Sales of $134.8 million with a 12% increase in tons sold year-over-year
●	Net earnings of $5.0 million
●	Operating cashflow of $15.5 million and debt reduction of $14.7 million
●	Working capital balance of $117.5 million

“We are pleased to start our new fiscal year with a strong first quarter performance,” said Michael J. Taylor, President and Chief Executive Officer. “Improved margins and solid sales volume drove net earnings of $5.0 million for the quarter,” Taylor concluded.

For the quarter ended June 30, 2025 (the “2025 quarter”), the Company recorded net earnings of approximately $5.0 million ($0.71 diluted earnings per share) on net sales of approximately $134.8 million compared to net earnings of approximately $2.6 million ($0.37 diluted earnings per share) on net sales of approximately $114.6 million for the quarter ended June 30, 2024 (the “2024 quarter”). Sales volume for the 2025 quarter consisted of approximately 141,500 tons of inventory sold and another 19,000 tons of toll processing customer owned material compared to the 2024 quarter sales volume consisting of approximately 119,000 tons of inventory sold and another 24,000 tons of toll processing. The increase in sales volume for the 2025 quarter was related to a combination of stronger demand among some customers and successful commercial efforts as we strive to increase the capacity utilization of our facilities.

The table below provides our unaudited statements of operations for the quarters ended June 30, 2025 and 2024:

SUMMARY OF OPERATIONS (unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30,
	2025	2024

Net Sales	$134,777	$114,551

Costs and expenses:
Costs of materials sold (excludes items shown separately below)	105,704	96,414
Processing and warehousing expense	9,328	8,178
Delivery expense	6,400	6,051
Selling, general and administrative expense	5,455	4,511
Depreciation and amortization	847	795

Earnings (loss) from operations	7,043	(1,398)

Gain on economic hedges of risk	276	5,375
Interest expense	(678)	(681)
Other income	4	3

Earnings before income taxes	6,645	3,299

Income tax expense	1,617	732

Net earnings	$5,028	$2,567

Net earnings per share:
Basic	$0.71	$0.37
Diluted	$0.71	$0.37

The table below provides summarized unaudited balance sheets as of June 30, 2025 and March 31, 2025:

SUMMARIZED BALANCE SHEETS (unaudited)
(In thousands)

	June 30, 2025	March 31, 2025
ASSETS:
Current Assets	157,929	166,467
Noncurrent Assets	61,149	60,355
Total Assets	219,078	226,822

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities	40,476	38,324
Noncurrent Liabilities	41,322	56,073
Total Liabilities	81,798	94,397

Total Stockholders' Equity	137,280	132,425

Total Liabilities and Stockholders' Equity	219,078	226,822

FLAT-ROLL SEGMENT OPERATIONS

Flat-roll product segment sales for the 2025 quarter totaled approximately $124.1 million compared to approximately $103.4 million for the 2024 quarter. The flat-roll segment had sales volume of approximately 132,500 tons from inventory and another 19,000 tons of toll processing for the 2025 quarter compared to approximately 109,000 tons from inventory and 24,000 tons of toll processing for the 2024 quarter. The average per ton selling price of flat-roll segment inventory decreased from approximately $932 per ton in the 2024 quarter to approximately $926 per ton in the 2025 quarter. The flat-roll segment recorded earnings from operations of approximately $8.8 million and $2.7 million for the 2025 quarter and 2024 quarter, respectively.

TUBULAR SEGMENT OPERATIONS

Tubular product segment sales for the 2025 quarter totaled approximately $10.7 million compared to approximately $11.2 million for the 2024 quarter. Sales volume declined from approximately 10,000 tons for the 2024 quarter to approximately 9,000 tons for the 2025 quarter. The average per ton selling price of tubular segment inventory increased from approximately $1,140 per ton for the 2024 quarter to approximately $1,206 per ton for the 2025 quarter. The tubular segment recorded earnings from operations of approximately $1.3 million for the 2025 quarter compared to a loss from operations of approximately $1.2 million for the 2024 quarter.

HEDGING ACTIVITIES

We utilize hot-rolled coil (“HRC”) futures to manage price risk on unsold inventory and longer-term fixed price sales agreements. We typically account for our hedging activities under mark-to-market (“MTM”) accounting treatment and all hedging decisions are intended to protect the value of our inventory and produce more consistent financial results over price cycles. With MTM accounting treatment it is possible that hedging related gains or losses might be recognized in a different fiscal year or fiscal quarter than the corresponding improvement or contraction in our physical margins. For the 2025 quarter, we recognized a gain on hedging activities of approximately $0.3 million.

OUTLOOK

For the second quarter of fiscal 2026, the Company expects sales volume to be slightly higher than the sales volume for the first fiscal quarter as the Company progresses on its efforts to increase the capacity utilization of its facilities. HRC prices softened at the end of the first quarter and the start of the second quarter. As a result, the Company expects lower margins for the second quarter of fiscal 2026 compared to the first quarter.

“Friedman remains in a strong financial position and ready to capitalize on both short-term and long-term opportunities” Taylor said. “I see favorable long-term demand for the industry and believe we have a team uniquely qualified to recognize Friedman’s full growth potential.”

ABOUT FRIEDMAN INDUSTRIES

Friedman Industries, Incorporated (“Company”), headquartered in Longview, Texas, is a manufacturer and processor of steel products with operating plants in Hickman, Arkansas; Decatur, Alabama; East Chicago, Indiana; Granite City, Illinois; Sinton, Texas and Lone Star, Texas. The Company has two reportable segments: flat-roll products and tubular products. The flat-roll product segment consists of the operations in Hickman, Decatur, East Chicago, Granite City and Sinton where the Company processes hot-rolled steel coils. The Hickman, East Chicago and Granite City facilities operate temper mills and corrective leveling cut-to-length lines. The Sinton and Decatur facilities operate stretcher leveler cut-to-length lines. The tubular product segment consists of the operations in Lone Star where the Company manufactures electric resistance welded pipe and distributes pipe through its Texas Tubular Products division.

For more information, visit www.friedmanindustries.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements involve risk and uncertainty. Forward-looking statements include those preceded by, followed by or including the words “will,” “expect,” “intended,” “anticipated,” “believe,” “project,” “forecast,” “propose,” “plan,” “estimate,” “enable,” and similar expressions, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, future production capacity and product quality.  These forward-looking statements may include, but are not limited to, everything under the header “Outlook” above, including sales volumes, margins, hedging results, and potential price increases, expectations as to financial results during the Company’s upcoming fiscal quarters, future changes in the Company’s financial condition or results of operations, future production capacity, product quality and proposed expansion plans. Forward-looking statements may be made by management orally or in writing including, but not limited to, this news release.

Forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although forward-looking statements reflect our current beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in the demand for and prices of the Company’s products, changes in government policy regarding steel, changes in the demand for steel and steel products in general and the Company’s success in executing its internal operating plans, changes in and availability of raw materials, our ability to satisfy our take or pay obligations under certain supply agreements, unplanned shutdowns of our production facilities due to equipment failures or other issues, increased competition from alternative materials and risks concerning innovation, new technologies, products and increasing customer requirements. Accordingly, undue reliance should not be placed on our forward-looking statements. Such risks and uncertainty are also addressed in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the Company’s Annual Report on Form 10-K and its other Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

For further information, please refer to the Company's Form 10-Q as filed with the SEC on August 7, 2025 or contact Alex LaRue, Chief Financial Officer – Secretary and Treasurer, at (903)758-3431.